THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER: (A) THE SECURITIES ACT OF 1933, AS AMENDED, IN RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION PROVIDED IN SECTIONS 3 AND 4 OF SUCH ACT AND/OR REGULATIONS D PROMULGATED THEREUNDER; OR (B) ANY STATE SECURITIES LAWS IN RELIANCE UPON APPLICABLE EXEMPTIONS THEREUNDER. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO THE EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

Form of Warrant Certificate

THIS WARRANT CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE FEBRUARY 21, 2011.

THIS WARRANT IS NOT TRANSFERABLE

Certificate for Warrants to acquire Common Shares of

MOST HOME CORP.

(Nevada corporation with IRS Employer Identification No. __________)

Warrant Certificate No. ______________	Certificate for 400,000 Warrants, each Warrant entitles the holder to acquire one Common Share of Most Home Corp.

THIS IS TO CERTIFY THAT, for value received, ___________________________________________  (the “Holder”), is entitled to subscribe for and purchase 400,000 fully paid and non-assessable Common Shares of Most Home Corp. (the “Company”), a corporation formed pursuant to the laws of the State of Nevada, at any time before 4:30 p.m. (Vancouver time), on February 21, 2011, at and for a price of US$0.40 per share (the “Exercise Price”), upon and subject however to the provisions and to the terms and conditions set forth herein.

The rights represented by this Warrant Certificate may be exercised by the Holder, in whole or in part (but not as to a fractional share of Common Shares, see the definition of Common Shares as defined in section 2 below), by:

(1)	duly completing and executing the Warrant Subscription Form attached hereto in the manner therein indicated;

(2)	delivering this Warrant Certificate and the Warrant Subscription Form to the Company; and

(3)	paying the appropriate price for the shares subscribed for either in cash or by certified cheque made payable to or to the order of the Company.

In the event of an exercise of the rights represented by this Warrant Certificate, certificates for the Common Shares so purchased shall be delivered to the Holder hereof within 14 days after the rights represented by this Warrant Certificate are exercised, and if the Warrant rights are only partially exercised leaving rights to purchase Common Shares remaining, then a new Warrant Certificate reflecting the right to purchase that remaining number of Common Shares shall also be issued to the Holder hereof within such time, unless this Warrant has expired, and such new Warrant Certificate shall contain the same terms and conditions as described herein, save and except for the number of Warrants described on such new Warrant Certificate.

Any certificates issued in the event of an exercise of the rights represented by this Warrant Certificate shall bear the following legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”) and are “restricted stock” as that term is defined in Rule 144 under the Act. These securities may not be sold, offered for sale, pledged or hypothecated in

WARRANT CERTIFICATE NO.	1

the absence of an effective registration statement for such shares under the Act or pursuant to an exemption from registration under the Act or an opinion of counsel satisfactory in form and content to the issuer that such registration is not required under such Act.”

The Company covenants and agrees that all Common Shares which may be issued upon the exercise of the rights represented by this Warrant Certificate will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Company further covenants and agrees that during the period within which the rights represented by this Warrant Certificate may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant Certificate.

The Holder covenants and agrees to, from time to time and at the request and expense of the Company and without further consideration, execute and deliver any other instruments of transfer, conveyance, and assignment and take any further action that the Company may require to more effectively complete any matter provided for herein.

The exercise of the rights represented by this Warrant Certificate by the Holder is deemed to constitute the entering into of a subscription agreement between the Holder and the Company on the same terms, mutatis mutandis, as the subscription agreement between the Holder and the Company pursuant to which the Warrants represented by this Warrant Certificate were originally acquired by the Holder.

NOTWITHSTANDING THE FOREGOING, the following terms and conditions apply to this Warrant Certificate:

Section 1 - Adjustment of Subscription Rights

(a)

Adjustment of Subscription Rights. If a capital reorganization or reclassification of the capital stock of the Company, or the consolidation or subdivision of securities, or amalgamation of the Company with another company, is effected (any such event being called a “Capital Reorganization”), the Holder will be entitled to receive, upon the exercise of the right to purchase Common Shares hereunder at any time after the record date for such Capital Reorganization, in lieu of the number of Common Shares to which it was entitled upon exercise, the aggregate number of shares or other securities of the Company or of the body corporate or entity resulting from the Capital Reorganization that the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the record date, the Holder had been the registered holder of the number of Common Shares to which it was entitled upon exercise, and such shares or other securities shall be subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this section 1; provided, however, that no such Capital Reorganization will be carried into effect unless all necessary steps have been taken so that the Holder will thereafter be entitled to receive such number of shares or other securities of the Company or of the body corporate resulting from the Capital Reorganization.

(b)

Adjustment of Issuance of Common Shares. If and in the event the Company effects a subdivision or consolidation of Common Shares (a “Common Share Reorganization”), then the number of Common Shares issuable upon the subsequent exercise of the Warrants shall be adjusted simultaneously with the adjustment to the Exercise Price by multiplying the number of Common Shares issuable upon the exercise of the Warrants immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in paragraph 1(c), the adjustment of the Exercise Price.

(c)

Adjustment of Exercise Price. If and in the event the Company effects a Common Share Reorganization, then the Exercise Price will be adjusted effective immediately after the record date of the Common Share Reorganization by multiplying the Exercise Price in effect immediately prior to the record date by a fraction of which:

	(i)	the denominator shall be the number of Common Shares outstanding immediately after giving effect to the Common Share Reorganization; and

WARRANT CERTIFICATE NO.	2

	(ii)	the numerator shall be the number of Common Shares outstanding on such record date before giving effect to the Common Share Reorganization.

(d)

Adjustment of Issuance of Other Securities. In the event the Company effects a reclassification of Common Shares, or an amalgamation which changes Common Shares into other securities that are not Common Shares, the Holder shall be entitled to receive, and shall accept, in lieu of the number of Common Shares to which it was theretofor entitled, the kind and amount of shares or other securities or property resulting from such Capital Reorganization which the Holder would have been entitled to receive as a result of such Capital Reorganization, if, on the effective date thereof, it had been the registered holder of the number of Common Shares which it was theretofor entitled to purchase or receive. If necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the provisions set forth in this section 1 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this section 1 shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares or other securities or property thereafter deliverable hereunder.

Section 2 - Definition of Common Shares. As used herein, the term “Common Shares” means the Common Shares, par value $0.001 per share, in the capital of the Company and if there is a change in respect of or affecting the Common Shares referred to in section 1, then “Common Shares” shall mean the shares or other securities or property issuable or receivable on the exercise of the Warrants as a result of any such change.

Section 3 - No Rights As Shareholders. This Warrant Certificate shall not in and of itself entitle the Holder hereof to any rights as a shareholder of the Company, including without limitation, voting rights or rights to dividend.

Section 4 - No Meeting of Warrantholders. The Holder of this Warrant Certificate may not convene a meeting to extend the term of the Warrant.

Section 5 - Exchange’s Rules. This Warrant Certificate will be subject to the rules and regulations of the stock exchange that the Company may be listed on from time to time, and the laws of the applicable jurisdictions, and the Holder hereby agree to execute and deliver such agreements and other documents and things and will do or cause to be done all such acts or things as are or may be necessary or desirable to give effect to compliance with the rules and regulations of the applicable regulatory authorities.

IN WITNESS WHEREOF Most Home Corp. has caused this Warrant Certificate to be signed by its duly authorized officer and this Warrant to be executed as of the 10th day of March, 2008.

MOST HOME CORP.

per:

WARRANT CERTIFICATE NO.	3

WARRANT SUBSCRIPTION FORM

TO:       Most Home Corp.

The undersigned holder of the within Warrants hereby subscribes for Common Shares at $0.40 per share represented hereby as constituted on March 10, 2008 (or such number of other securities or property to which such Warrants entitle the undersigned in lieu thereof or in addition thereto), pursuant to the right provided for in such exercised Warrants to receive the Common Shares of Most Home Corp. issuable pursuant to such Warrants, and encloses herewith original Warrant Certificate together with a certified cheque or money order payable to or to the order of “MOST HOME CORP.” in full payment of the purchase price for that number of Common Shares.

Number of Common Shares acquired: __________________________

Enclosed is original Warrant Certificate No. _____________

Payment enclosed: $____________________

The undersigned holder hereby represents and warrants to the Company as follows: (Please check the ONE item applicable):

__	1.	(A)	It is not (and is not exercising the Warrant for the account or benefit of) a U.S. person or person in the United States.
		(B)	It did not execute or deliver this exercise form while within the United States; and
(C)

It has in all other respects complied with the terms of Regulation S of the United States Securities Act of 1933, as amended (the “US Securities Act”), or any successor rule or regulation of the United States Securities and Exchange Commission as presently in effect.

OR

__	2.

The undersigned is a U.S. person, is exercising the Warrants as principal for its own account and not for the benefit of any other person and not with a view to the resale or distribution of all or any of the Common Shares and is an “accredited investor” within the meaning of Regulation D under the 1933 Act. By initialing the appropriate paragraph(s) below, the undersigned represents and warrants to the Company that the undersigned is an “accredited investor” within the meaning of Regulation D. Specifically, the undersigned represents and warrants that he/she/it qualifies under the following category or categories of “accredited investor” (WARRANT HOLDER MUST INDICATE THE APPLICABLE CATEGORY OR CATEGORIES BY INITIALING EACH APPLICABLE SPACE BELOW; IF JOINT INVESTORS, BOTH PARTIES MUST INITIAL):

	__	(A)	the undersigned is a director or executive officer of the Company;
	__	(B)

the undersigned is a natural person whose individual income exceeded US$200,000 in each of the two most recent years, or whose joint income with spouse exceeded US$300,000 in each of those years, and who reasonably expects to receive at least the same level of income in the current year;

	__	(C)	the undersigned is a natural person whose individual net worth, or joint net worth with his or her spouse, at the date of this Agreement, exceeds US$1,000,000;
	__	(D)	the undersigned is a trust, corporation or partnership with total assets in excess of US$5,000,000 not formed for the specific purpose of acquiring the Securities;
	__	(E)	the undersigned is an organization or entity in which all of the equity owners are accredited investors;
	__	(F)	the undersigned is another type of “accredited investor” as that term is defined in Regulation D, namely _________________________________________________.

“United States” and “U.S. person” are as defined by Regulation S under the US Securities Act.

The undersigned holder understands that if item 1 above is checked, the certificate representing the Company’s Common Shares issued upon conversion of these warrants will bear the following restrictive legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “1933 Act”),and may not be offered or sold in the United States or to a

WARRANT CERTIFICATE NO.	4

“U.S. Person” (as defined in Regulation S under the 1933 Act) unless the securities are registered under the 1933 Act or an exemption from the registration requirements of the 1933 Act is available. These securities have been acquired for investment and not with a view to distribution or resale and may not be offered for sale, sold, pledged or hypothecated or otherwise transferred except (i) in accordance with the provisions of Regulation S (Rule 901 through Rule 905, and preliminary notes), promulgated under the 1933 Act; (ii) pursuant to registration of the securities under the 1933 Act; or (iii) pursuant to an available exemption from registration requirements of the 1933 Act. Hedging transactions involving these securities may not be conducted unless in compliance with the 1933 Act.”

The undersigned holder understands that if item 2 above is checked, the certificate representing the Company’s Common Shares issued upon conversion of these warrants will bear the following restrictive legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act’) and are “restricted stock” as that term is defined in Rule 144 under the Act. These securities may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement for such shares under the Act or pursuant to an exemption from registration under the Act or an opinion of counsel satisfactory in form and content to the issuer that such registration is not required under such Act.”

Registration Instructions

The undersigned hereby irrevocably directs that the said Common Shares be issued and delivered as follows:

Name(s) in Full	Address(es)

(Please print in full the name in which certificates are to be issued.)

Delivery Instructions

Please mail the share certificates representing the Common Shares to the following address. If Delivery Instructions is not completed, the share certificates will be mailed to the address set out in Registration Instructions.

DATED this ____ day of ___________, 20___.

WITNESS:	)
)
)
)
)
Signature	)	Signature of Warrant Holder
)
)
Signature	)	Signature of Warrant Holder

WARRANT CERTIFICATE NO.	5